Exhibit 10.17

EXECUTION VERSION

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
c/o American Realty Hospitality Trust, Inc.
405 Park Avenue
New York, NY 10022

October 20, 2015

Summit Hotel OP, LP
Each of the Sellers listed on Schedule 1 attached hereto
c/o Summit Hotel Properties, Inc.
12600 Hill Country Boulevard, Suite R-100
Austin, TX 78738
Attention: Chris Eng, Senior Vice President, General Counsel & Chief Risk Officer

Reference is made to that certain Real Estate Purchase and Sale Agreement, dated June 2, 2015 (the “Agreement”), by and among the sellers listed on Schedule 1 thereto, Summit Hotel OP, LP and American Realty Capital Hospitality Portfolio SMT, LLC. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Sellers and Purchaser desire to include certain additional terms, as well as modify certain provisions, within the Agreement, and have agreed to amend the Agreement to reflect such additions and modifications on the terms and conditions set forth in this Amendment. Specifically, Sellers and Purchaser intend to extend the time period during which Purchaser shall have the option to extend the Closing Date.

Accordingly, we hereby agree with you as follows and the Agreement shall be deemed amended in accordance with Section 14.4 thereof:

1.
Amendment to Section 4.1. The final sentence of Section 4.1 of the Agreement is hereby amended to read as follows: “Notwithstanding anything to the contrary set forth herein, Purchaser shall have the right, in its sole and absolute discretion (and without prejudice to any of its rights under this Agreement), to extend the Closing Date for a period of up to 60 days upon 5 days’ prior written notice to Sellers.”

2.
Counterpart Originals. This letter agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same agreement.

Please confirm your agreement with the foregoing by signing and returning the enclosed execution counterpart of this letter.

Very truly yours,

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

AGREED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:

SUMMIT HOTEL OP, LP
(Individually and in accordance with Section 14.20 of the Agreement on behalf of each Seller)

By: SUMMIT HOTEL GP, LLC, its general partner

By: SUMMIT HOTEL PROPERTIES, INC., its sole member

By: /s/ Christopher Eng
Name: Christopher Eng Title: Secretary

Schedule 1
Sellers/Hotels

OWNER	State of Formation	LOCATION
Summit Hotel OP, LP	Delaware	Residence Inn - Jackson, MS
Summit Hotel OP, LP	Delaware	Holiday Inn Express - Vernon Hills, IL
Summit Hospitality I, LLC	Delaware	Courtyard - Germantown, TN
Summit Hotel OP, LP	Delaware	Courtyard - Jackson, MS
Summit Hospitality I, LLC	Delaware	Fairfield Inn & Suites - Germantown, TN
Summit Hospitality I, LLC	Delaware	Residence Inn - Germantown, TN
Summit Hospitality 079, LLC	Delaware	Aloft - Jacksonville, FL
Summit Hotel OP, LP	Delaware	Staybridge Suites - Ridgeland, MS
Summit Hospitality 093, LLC	Delaware	Homewood Suites - Ridgeland, MS
Summit Hospitality I, LLC	Delaware	Courtyard - El Paso, TX